Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Shoulder Products Drive Extremities Constant Currency Growth of 7%

OrthoHelix Acquisition Provides Significant New Growth Opportunity

AMSTERDAM, The Netherlands, November 5, 2012 – Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, today reported its financial results for the third quarter ended September 30, 2012 and updated its fiscal 2012 financial outlook.

Sales for the third quarter of 2012 were $58.0 million, representing increases of 0.8% as reported and 5.5% in constant currency. Sales for the nine months ended September 30, 2012 totaled $198.5 million, compared to sales of $192.1 million for the same period of 2011, an increase of 3.3% as reported and 7.0% in constant currency. Third quarter sales of Tornier’s extremity product categories increased 3.8% as reported and 6.9% in constant currency year over year and represented 84.0% of reported global sales.

Douglas W. Kohrs, President and Chief Executive Officer of Tornier, commented, “We are pleased with the continued growth of our extremities business, led by sales of our reverse shoulder products, which showed strong growth in both our U.S. and international markets. Despite continuous austerity pressures in our European markets, we believe the combined product portfolio of Tornier and OrthoHelix strongly positions Tornier for leadership in both the shoulder and the foot and ankle markets.”

The Company’s third quarter 2012 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, totaled $4.8 million, or 8.3% of sales. Increased investments in research and development, which totaled 9.1% of sales in the quarter, resulted in a decline of $0.1 million in adjusted EBITDA versus the third quarter of 2011. For the nine months ended September 30, 2012, adjusted EBITDA increased 8.4% to $22.0 million, or 11.1% of sales, compared to $20.3 million, or 10.5% of sales, in the same period last year.

Mr. Kohrs continued, “During the third quarter of 2012, our gross margins improved for the third consecutive quarter and expanded 180 basis points year over year to 72.9%. This increase funded additional research and development investment associated with the pending launch of our Ascend Flex shoulder and additional investment in our U.S. sales organization. Looking towards the remainder of the year, we remain focused on capitalizing on the OrthoHelix acquisition and building value for our shareholders.”

Sales and Product Review

Tornier’s third quarter 2012 constant currency sales growth of 5.5% was led by its extremity product categories, which together posted constant currency growth of 6.9% over the third quarter of 2011. Within the extremity products group, the upper extremity joints and trauma category grew 7.9% in constant currency over the same quarter in 2011. This growth was led by the Company’s shoulder arthroplasty portfolio, including the Aequalis™ Ascend™ and the Simpliciti™ stemless shoulder system, which continued to be highly accepted by surgeons. Tornier’s lower extremity joints and trauma category grew 0.1% in constant currency, with solid growth in its ankle arthroplasty line, including the market-leading Salto® ankle arthroplasty system and the innovative Stabilis™ ankle fusion system, which was offset by a decline in fixation and trauma products. The sports medicine and biologics product category posted constant currency sales growth of 8.3% in the third quarter of 2012 year over year, and was led by the Company’s Insite®FT bone anchor and newly launched Duo™ Instability System. Sales of the Company’s large joints and other product lines experienced a 1.0% decline on a constant currency basis versus the same quarter last year, primarily as a result of procedure declines in France, Spain and Italy.

On a geographic basis, Tornier’s third quarter 2012 international constant currency sales increased 6.2% as compared to the third quarter of 2011 and represented 41% of reported global sales. Sales in the United States increased 4.9% and represented 59% of reported global sales.

Outlook

Tornier updated its outlook for the remainder of 2012, taking into account continued U.S. distribution channel initiatives, European market conditions, anticipated new product launch timing and the recently completed acquisition of OrthoHelix. For the fourth quarter of 2012, the Company projects constant currency sales to be in the range of $77 to $80 million, inclusive of anticipated OrthoHelix sales of $7 to $8 million, representing constant currency growth of 11.5% to 15.9% over fourth quarter 2011 sales. Based on recent currency exchange rates, fourth quarter 2012 reported sales are projected to be in the range of $75.8 to $78.8 million, inclusive of anticipated OrthoHelix sales, representing reported growth of 10% to 14% over fourth quarter 2011 sales. Fourth quarter 2012 extremities product category sales, inclusive of anticipated OrthoHelix sales, are expected to grow 16% to 20% in constant currency. The Company projects adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, inclusive of OrthoHelix operations, for the fourth quarter of 2012 to be in the range of $9 to $11 million, or 12% to 14% of reported sales. OrthoHelix is expected to have a minor impact on adjusted EBITDA in the fourth quarter.

The Company projects 2012 constant currency sales to be in the range of $282.5 to $285.5 million, inclusive of anticipated OrthoHelix sales of $7 to $8 million, representing constant currency growth of 8.2% to 9.3%. Based on recent currency exchange rates, 2012 reported sales are projected to be in the range of $274 to $277 million, inclusive of anticipated OrthoHelix sales, representing reported growth of 5% to 6% over 2011 sales. Sales of the Tornier extremities product categories in 2012, inclusive of anticipated OrthoHelix sales, are expected to grow 10.8% to 11.8% in constant currency. The Company projects 2012 adjusted EBITDA to be in the range of $31 to $33 million, or 11% to 12% of reported sales, inclusive of the anticipated impact of OrthoHelix operations.

Anticipated facilities consolidation charges announced in the Company’s press release on April 13, 2012 and anticipated fourth quarter charges relating to the acquisition and integration of OrthoHelix are excluded from projected 2012 adjusted EBITDA. The Company anticipates that substantially all of the facility consolidation charges, estimated to be $6.5 to $7.0 million, will be recorded in 2012, of which $1.2 to $1.7 million are expected to be recorded in the fourth quarter of 2012. The facility consolidation and acquisition and integration charges will be recorded as special charges within operating expenses and, thereby, excluded from adjusted EBITDA.

Please refer to the current report on Form 8-K filed by Tornier with the Securities and Exchange Commission today for definitions of non-GAAP financial measures used in this release and to the tables provided in this release for reconciliations of our non-GAAP financial measures to the most directly comparable GAAP measure.

Earnings Call Information

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its third quarter 2012 financial results and its updated outlook for 2012. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing 1-877-673-5355; outside the U.S., dial +1-760-666-3805.

A telephone replay will be available for two weeks following the call by dialing 1-855-859-2056 for domestic participants and +1-404-537-3406 for international participants. When prompted, please enter the replay pin number 44525161. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the fourth quarter of 2012 and for the full year 2012, Tornier’s anticipated leadership in both the shoulder and the foot and ankle markets, anticipated facilities consolidation charges and the timing of such charges, and anticipated fourth quarter charges as a result of Tornier’s acquisition and integration of OrthoHelix. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions, the European sovereign debt crisis, and austerity measures, risks associated with Tornier’s international operations and expansion, risks associated with Tornier’s recent acquisition of OrthoHelix and the new credit facility agreement, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities, the effect of changes in Tornier’s distribution channels and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 100 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Contact:

Shawn McCormick

Chief Financial Officer

952-426-7646

shawn.mccormick@tornier.com

Doug Kohrs

President and Chief Executive Officer

952-426-7606

dkohrs@tornier.com

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Revenue	$58,015	$57,556	$198,487	$192,149
Cost of goods sold	15,730	16,650	54,944	54,708

Gross profit	42,285	40,906	143,543	137,441
	72.9%	71.1%	72.3%	71.5%
Operating expenses
Selling, general and administrative	38,524	37,937	124,157	119,895
Research and development	5,260	4,309	16,329	14,608
Amortization of intangible assets	2,730	2,741	8,013	8,448
Special charges	6,503	56	9,413	188

Total operating expenses	53,017	45,043	157,912	143,139

Operating (loss)	(10,732)	(4,137)	(14,369)	(5,698)

Other income (expense)
Interest income	70	145	304	415
Interest expense	(481)	(524)	(1,430)	(3,761)
Foreign currency transaction (loss)	(326)	(228)	(195)	(81)
Loss on extinguishment of debt	—	—	—	(29,475)
Other non-operating income	56	993	54	1,009

Loss before income taxes	(11,413)	(3,751)	(15,636)	(37,591)
Income tax (expense) benefit	(268)	2,114	(1,305)	9,116

Consolidated net loss	$(11,681)	$(1,637)	$(16,941)	$(28,475)

Net loss per share
Basic and diluted	$(0.29)	$(0.04)	$(0.43)	$(0.75)

Weighted average ordinary shares outstanding
Basic and diluted	39,708	39,150	39,537	37,882

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2012	January 1, 2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$58,499	$54,706
Accounts receivable, net	42,704	45,908
Inventories	81,368	79,883
Deferred income taxes and other current assets	21,803	18,375

Total current assets	204,374	198,872

Instruments, net	48,528	49,347
Property, plant and equipment, net	35,893	33,353
Goodwill and intangibles, net	225,800	228,209
Deferred income taxes and other assets	2,148	1,919

Total assets	$516,743	$511,700

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$25,966	$18,011
Accounts payable	10,044	12,020
Accrued liabilities and deferred income taxes	38,974	35,443

Total current liabilities	74,984	65,474

Other long-term debt	21,084	21,900
Deferred income taxes and other long-term liabilities	24,016	22,866

Total liabilities	120,084	110,240

Shareholders’ equity	396,659	401,460

Total liabilities and shareholders’ equity	$516,743	$511,700

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Cash flows from operating activities
Consolidated net loss	$(11,681)	$(1,637)	$(16,941)	$(28,475)

Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	7,051	7,147	21,398	21,038
Impairment of fixed assets	79	—	1,028	—
Lease termination costs	731	—	731
Non-cash foreign currency (gain) loss	(594)	(216)	(217)	387
Deferred income taxes	305	(2,828)	(147)	(8,993)
Share-based compensation	1,712	1,831	5,108	4,741
Non-cash interest expense and discount amortization	—	—	—	2,040
Inventory obsolescence	857	1,348	2,913	3,814
Loss on extinguishment of debt	—	—	—	29,475
Incentive related to new facility lease	703	—	703	—
Other non-cash items affecting earnings	190	(683)	1,441	(347)

Changes in operating assets and liabilities
Accounts receivable	4,817	3,123	4,533	(534)
Inventories	(1,598)	(4,335)	(3,474)	(11,015)
Accounts payable and accruals	(3,847)	(5,460)	(3,429)	(3,449)
Other current assets and liabilities	(142)	261	(1,317)	3,556
Other non-current assets and liabilities	(763)	(55)	(1,194)	(1,277)

Net cash (used in) operating activities	(2,180)	(1,504)	11,136	10,961

Cash flows from investing activities
Acquisition-related cash payments	433	(418)	(3,656)	(2,053)
Additions of instruments	(1,474)	(6,586)	(9,245)	(15,042)
Purchases of property, plant, and equipment from lease incentives	(1,020)	—	(1,020)	—
Purchases of property, plant and equipment	(3,162)	(2,296)	(6,866)	(3,772)

Net cash provided by investing activities	(5,223)	(9,300)	(20,787)	(20,867)

Cash flows from financing activities
Change in short-term debt	6,298	8,579	9,350	(8,185)
Repayments of long-term debt	(4,282)	(2,443)	(8,233)	(6,458)
Proceeds from issuance of long-term debt	136	1,242	5,172	4,751
Deferred financing costs	—	(102)	—	(2,731)
Repayment of notes payable	—	—	—	(116,108)
Issuance of ordinary shares	937	2,907	7,108	171,215

Net cash provided by (used in) financing activities	3,089	10,183	13,397	42,484

Effect of currency exchange rates on cash and cash equivalents	1,389	(3,264)	47	(1,568)

Increase (decrease) in cash and cash equivalents	(2,925)	(3,885)	3,793	31,010

Cash and cash equivalents at beginning of period	61,424	59,733	54,706	24,838

Cash and cash equivalents at end of period	$58,499	$55,848	$58,499	$55,848

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three Months Ended			Nine Months Ended
	(unaudited)			(unaudited)
	September 30, 2012	October 2, 2011	Percent change	September 30, 2012	October 2, 2011	Percent change
Revenue by product category
Upper extremity joints and trauma	$39,429	$37,690	4.6%	$129,434	$120,640	7.3%
Lower extremity joints and trauma	5,815	5,943	-2.2%	19,333	19,023	1.6%
Sports medicine and biologics	3,487	3,329	4.7%	11,363	10,769	5.5%

Total extremities	48,731	46,962	3.8%	160,130	150,432	6.4%
Large joints and other	9,284	10,594	-12.4%	38,357	41,717	-8.1%

Total	$58,015	$57,556	0.8%	$198,487	$192,149	3.3%

Revenue by geography
United States	$34,377	$32,781	4.9%	$110,647	$104,197	6.2%
International	23,638	24,775	-4.6%	87,840	87,952	-0.1%

Total	$58,015	$57,556	0.8%	$198,487	$192,149	3.3%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
		(unaudited)
	September 30, 2012			October 2, 2011
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$39,429	$1,225	$40,654	$37,690	7.9%
Lower extremity joints and trauma	5,815	136	5,951	5,943	0.1%
Sports medicine and biologics	3,487	119	3,606	3,329	8.3%

Total extremities	48,731	1,480	50,211	46,962	6.9%
Large joints and other	9,284	1,201	10,485	10,594	-1.0%

Total	$58,015	$2,681	$60,696	$57,556	5.5%

Revenue by geography
United States	$34,377	$—	$34,377	$32,781	4.9%
International	23,638	2,681	26,319	24,775	6.2%

Total	$58,015	$2,681	$60,696	$57,556	5.5%

	Nine Months Ended
		(unaudited)
	September 30, 2012			October 2, 2011
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$129,434	$3,038	$132,472	$120,640	9.8%
Lower extremity joints and trauma	19,333	338	19,671	19,023	3.4%
Sports medicine and biologics	11,363	276	11,639	10,769	8.1%

Total extremities	160,130	3,652	163,782	150,432	8.9%
Large joints and other	38,357	3,441	41,798	41,717	0.2%

Total	$198,487	$7,093	$205,580	$192,149	7.0%

Revenue by geography
United States	$110,647	$—	$110,647	$104,197	6.2%
International	87,840	7,093	94,933	87,952	7.9%

Total	$198,487	$7,093	$205,580	$192,149	7.0%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Revenue, as reported	$58,015	$57,556	$198,487	$192,149

Net loss, as reported	$(11,681)	$(1,637)	$(16,941)	$(28,475)

Interest income	(70)	(145)	(304)	(415)
Interest expense	481	524	1,430	3,761
Income tax expense (benefit)	268	(2,114)	1,305	(9,116)
Depreciation	4,321	4,406	13,385	12,590
Amortization	2,730	2,741	8,013	8,448

Subtotal Non-GAAP EBITDA (Loss)	(3,951)	3,775	6,888	(13,207)

Other non-operating (income) expense	(56)	(993)	(54)	(1,009)
Foreign currency transaction (gain) loss	326	228	195	81
Share-based compensation	1,712	1,831	5,108	4,741
Loss on extinguishment of debt	—	—	—	29,475
Inventory step-up from acquisition	310	—	415	—
Special Charges
Facilities consolidation	2,786	—	5,254	—
Acquisition and integration costs	902	—	970	—
Distribution channel transition costs	820	—	820	—
Management exit costs	—	—	374	—
Italy bad debt expense	1,995	—	1,995	—
Other	—	45	—	188

Non-GAAP Adjusted EBITDA	$4,844	$4,886	$21,965	$20,269

Non-GAAP Adjusted EBITDA Margin	8.3%	8.5%	11.1%	10.5%

Tornier N.V.

Reconciliation of Net Income (Loss) and Earnings per Share

to Adjusted Net Income (Loss) and Adjusted Earnings per Share

(in thousands)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Net loss, as reported	$(11,681)	$(1,637)	$(16,941)	$(28,475)
Loss on extinguishment of debt, net of tax	—	—	—	21,990
Gain on resolution of contingent liability	—	(1,000)	—	(1,000)
Inventory step-up from acquisition, net of tax	250	—	335	—
Special Charges
Facilities consolidation	2,727	—	4,978	—
Acquisition and integration costs	902	—	970	—
Distribution channel transition costs	820	—	820	—
Management exit costs	—	—	374	—
Italy bad debt expense	1,995	—	1,995	—
Other	—	45	—	188

Non-GAAP Adjusted Net loss	(4,987)	(2,592)	(7,469)	(7,297)

Net loss per share, as reported
Basic and diluted	$(0.29)	$(0.04)	$(0.43)	$(0.75)

Loss on extinguishment of debt, net of tax	—	—	—	0.58
Gain on resolution of contingent liability	—	(0.03)	—	(0.02)
Inventory step-up from acquisition, net of tax	0.01	—	0.01	—
Special Charges
Facilities consolidation	0.06	—	0.13	—
Acquisition and integration costs	0.02	—	0.02	—
Distribution channel transition costs	0.02	—	0.02	—
Management exit costs	—	—	0.01	—
Italy bad debt expense	0.05	—	0.05	—
Other	—	0.00	—	0.00

Non-GAAP Adjusted Net loss per share
Basic and diluted	$(0.13)	$(0.07)	$(0.19)	$(0.19)

Weighted average ordinary shares outstanding
Basic and diluted	39,708	39,150	39,537	37,882

Tornier N.V.

Reconciliation of Net Cash Provided by (Used in) Operating Activities

to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Net cash provided by (used in) operating activities, as reported	$(2,180)	$(1,504)	$11,136	$10,961

Adjusted for:
Cash paid related to Facilities Consolidation	1,632	—	2,595	—
Additions of instruments, as reported	(1,474)	(6,586)	(9,245)	(15,042)
Purchases of property, plant and equipment, as reported	(4,182)	(2,296)	(7,886)	(3,772)
Purchases of property, plant and equipment related to Facilities Consolidation	2,069	—	2,361	—

Non-GAAP Adjusted free cash flow	$(4,135)	$(10,386)	$(1,039)	$(7,853)